Exhibit 10(d)

RESCISSION AGREEMENT

This Rescission Agreement ("Rescission Agreement") is entered into by and between Entergy Services, Inc. ("Employer"), a Delaware corporation having its offices in New Orleans, Louisiana, and Richard J. Smith ("Executive"), an individual residing in New Orleans, Louisiana.

WHEREAS, Executive is currently employed by Employer, an Entergy System employer, and serves in the position of President and Chief Operating Officer, Entergy Corporation;

WHEREAS, Employer and Executive previously entered into a Retention Agreement dated January 22, 2001 ("Retention Agreement") to encourage Executive to remain employed by an Entergy System employer and provide services to the Entergy System; and

WHEREAS, Employer and Executive now wish to rescind the Retention Agreement in consideration for reinstating Executive's participation in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries ("SECP"), in accordance with the terms and conditions of the SECP, as may be amended from time to time;

WHEREAS, Section 13.10 of the Retention Agreement provides that no provision of the Retention Agreement shall be modified, amended or waived except in a writing signed by both Executive and Employer;

NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations herein contained, including new promises and additional consideration, Employer and Executive agree as follows:

    The Retention Agreement entered into by and between Employer and Executive on January 22, 2001 is hereby rescinded in its entirety, and the Effective Date of this Rescission Agreement shall be July 26, 2007, contingent upon the occurrence of all of the following: (a) approval of the Personnel Committee of the Board of Directors of Entergy Corporation to rescind the Retention Agreement; (b) execution of this Rescission Agreement by both Executive and Employer, whether in multiple originals or otherwise; and (c) execution of a new SECP Participant Application by Executive accepted by the SECP Plan Administrator.

    As of the Effective Date, Executive shall no longer have any rights, or be eligible for any benefits, under the Retention Agreement, and such Retention Agreement shall no longer be enforceable or in effect.

IN WITNESS WHEREOF, Employer and Executive have duly executive this Rescission Agreement on the dates indicated below, which Agreement may be executed in multiple originals, to be effective on the Effective Date herein provided.

ACCEPTED BY EMPLOYER:                                                         ACCEPTED BY EXECUTIVE:
Entergy Services, Inc.
By its Duly Authorized Agent:

/s/ Terry R. Seamons____________                                                     /s/ Richard J. Smith_________________
Terry R. Seamons                                                                                 Richard J. Smith
Sr. Vice-President, Human Resources                                                   President and Chief Operating Officer,
and Administration Entergy Corporation

Executed this 26 day of July, 2007.                                                       Executed this 26 day of July, 2007.